UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 17, 2014

FORCEFIELD ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36133	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, Suite 212 New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 672-1786

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On October 17, 2014 (the “Closing”), ForceField Energy Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with ESCO Energy Services Company, a Massachusetts corporation (“ESCO”) and Mitchell Barack (the “Seller”) the holder of all of ESCO’s outstanding common stock (the “ESCO Outstanding Equity”). Pursuant to the Purchase Agreement, the Company acquired (the “Acquisition”) all the ESCO Outstanding Equity from the Seller for an aggregate purchase price of $7.5 million consisting of the following:

●	A cash payment of $1,000,000 to the Seller;
●
The issuance of 366,845 shares (the “Share Consideration”), of the Company’s restricted common stock (the “Common Stock”) to the Seller and 87,700 restricted shares of Common Stock to certain employees of ESCO (the “Employee Shares”) valued at $2.5 million;

●
The issuance to the Seller of two secured promissory notes of the Company (the “Seller Notes”) consisting of: a $2.075 million note bearing interest at 6.02% per annum due in April 2016, and a $1.075 million note due on November 16, 2014.   In addition, as part of the transaction, the Company recorded a liability to the ESCO employees that received Employee Shares, in the aggregate amount of $850,000 (of which $425,000 is payable upon the maturity of the $2.075 million note, and the remaining $425,000 is payable upon the maturity of the $1.075 million note).

The $2.075 million note is secured by 687,500 shares of restricted Common Stock, pursuant to a Stock Pledge Agreement between the Company and the Seller (the “Pledge Agreement”), and the $1.075 million note is secured by all of the assets of ESCO.

All of the Sellers Notes and payments due to the ESCO employees may be repaid before maturity without the Company incurring any prepayment penalty. Concurrent with the Closing, the Company paid approximately $1.5 million in cash to retire all of the bank debt on ESCO’s balance sheet.

Pursuant to the Purchase Agreement, the Seller will have the opportunity to earn up to $5.0 million in additional purchase consideration (the “Earnout Payments”) upon the achievement by ESCO of certain agreed upon post-closing operating EBITDA performance milestones ranging from $2.0-$3.0 million calculated on a trailing twelve- month basis.  The Earnout Payments, if any, are payable in 50% in cash and 50% in shares of restricted Common Stock (the “Earnout Shares”).  Accordingly, if the maximum Earnout Payment is earned, then the Seller will be entitled to receive a cash payment of $2.5 million and that number of shares of restricted Common Stock having a market value of $2.5 million.

In connection with the issuance of the Share Consideration, the Seller entered into a Lock-Up Agreement (the “Lockup Agreement”), pursuant to which the Seller agreed not to sell or transfer any of the Share Consideration for a period of 12 months following the Closing (the “Lock Up Period”).  After the Lock Up Period, the Seller agreed not to sell or transfer more than 16 2/3% of any of the Share Consideration per month for a period of 6 months.  With respect to any Earnout Shares issued, the Seller agreed not to sell or transfer any Earnout Shares for a period of 6 months after the issuance of such Earnout Shares.

As an additional inducement for the Seller to enter into the Purchase Agreement, Endeavor Enterprises LLC Ltda. (“Endeavor”), which is owned by the Company’s Chairman, Richard St-Julien, agreed to place 800,000 shares of restricted Common Stock owned by Endeavor into an escrow account (the “Escrow Shares”).  In the event that on the one year anniversary of the Closing, the weighted-average closing price per share of the Common Stock as quoted on NASDAQ for the thirty (30) trading days prior to and including October 16, 2015 (the “Share Value”), is less than $5.75 per share (the “Minimum Value”); then the escrow agent shall transfer to the ESCO employees and the Seller that number of Escrow Shares determined by taking the difference between the Minimum Value and the Share Value and multiplying that number times the number of shares that each ESCO employee and the Seller received at Closing and then dividing that number by the Share Value.

As of the Closing, there were no material relationships between the Company or any of the Company’s affiliates and ESCO, other than in connection with the transactions described in this Form 8-K.

Upon the Closing, ESCO became the Company’s wholly-owned subsidiary.  ESCO, based in Lenox, Massachusetts, is a leader in energy efficiency upgrades and lighting retrofit projects with strong utility company relationships and long-standing master agreements with global engineering firms. ESCO has successfully completed thousands of projects for a variety of businesses, institutions and government agencies across virtually all facility types under an array of conditions. Geographically, ESCO serves the U.S. market nationwide, though approximately eighty percent (80%) of its service areas are primarily east of the Mississippi, including a strong presence within New York, New Jersey, New England, Washington, D.C., Connecticut and west through Pennsylvania. Clients include Fortune 500 companies, prominent educational institutions, real estate investment and management firms, hospitals, manufacturers, retailers, parking garage and cold storage operators, government facilities and school districts across North America. ESCO’s client list can be found at www.goesco.com/clients/index.html. No information set forth in such website is deemed incorporated by reference or otherwise herein. ESCO also is partners with some of the nation’s largest utilities to gain access to end user client projects.

The foregoing description of the Purchase Agreement, the Seller Notes, the Lockup Agreement and the Pledge Agreement, are not complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Seller Notes, the Lockup Agreement and the Pledge Agreement, copies of which are attached as exhibits hereto and incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

No issuance of any of the securities by the Company in connection with the Acquisition was registered under the Securities Act of 1933, as amended (the “Securities Act”). Such issuances were conducted in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01    Financial Statements and Exhibits

(a)
Financial statements of businesses acquired. The financial information required by this Item 9.01(a) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed

(b)
Pro Forma Financial Information.   The financial information required by this Item 9.01(b) has not been included with this filing and will be filed by amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.01	Stock Purchase Agreement (the schedules have been omitted and ForceField Energy agrees to furnish a copy of the schedules to the Securities and Exchange Commission upon request)

4.01	Form of $2.075 Million Secured Promissory Note

4.02	Form of $1.075 Million Secured Promissory Note

10.1	Stock Pledge and Security Agreement

10.2	Form of Lock Up Agreement

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCEFIELD ENERGY INC.

Date: October 22, 2014	By:	/s/ David Natan
David Natan
Chief Executive Officer